Exhibit T3A.134

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “MID RIVERS MALL CMBS, LLC”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JANUARY, A.D. 2011, AT 4:03 O’CLOCK P.M.

/s/ Jeffrey W Bullock
Jeffrey W Bullock, Secretary of State
4929158 8100	AUTHENTICATION: 8504897
110057965	DATE: 01-19-11
You may verify this certificate online at corp. delaware. gov/authver. shtml

State of Delaware

Secretary of State

Division or Corporations

Delivered 04:09 PM 01/19/2011

FILED 04:03 PM 01/19/2011

SRV 110057965 – 4929158 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is

    Mid Rivers Mall CMBS, LLC

Second: The address of its registered office in the State of Delaware is

2711 Centerville Road, Suite 400                         in City of Wilmington                    .

Zip code 19808                        . The name of its Registered agent at such address is

Corporation Service Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is

                                                             .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 19th day of January , 2011 .

By:	/s/ Jeffery V. Curry
Authorized Person (S)

Name:	Jeffery V. Curry